UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2005
   Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)
937-222-2610
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On November 14, 2005, Robbins & Myers, Inc. (the “Company”) issued a press release regarding the Company’s results of operations for the fiscal years ended August 31, 2003, 2004 and 2005. A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Repot or Completed Interim Report
On November 10, 2005, the Company’s management and the Audit Committee of its Board of Directors concluded (i) that the Company’s previously issued financial statements for its fiscal years ended August 31, 2003 and 2004 and the first three quarterly periods of fiscal 2005 should not be relied upon because of errors in income tax expense in those financial statements and (ii) that the Company would restate these financial statements to make the necessary corrections in its tax expense. While the Company has not yet issued audited financial statements for fiscal 2005, the Company did report unaudited results for fiscal 2005 in its press release issued on October 10, 2005. As a result of the restatement of previously issued financial statements, the results reported for fiscal 2005 will change.
The Company arrived at the conclusion to restate financial statements as a result of additional review and analysis of its tax expense for fiscal 2005 and prior years that occurred in connection with completing its evaluation of internal controls for the purpose of issuing its first management report on the effectiveness of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002.
The restatements solely relate to errors in non-cash income tax expense. The restatements will not affect the Company’s previously reported revenue, operating income, or cash flow from operations. The restatements will favorably impact fiscal 2003 and 2004 and negatively impact fiscal 2005 as follows:
•	Tax expense for fiscal 2003 was overstated with the result that net income for fiscal 2003 was $14,623,000 or $255,000 higher than previously reported;
•	Tax expense for fiscal 2004 was overstated with the result that net income for fiscal 2004 was $11,648,000 or $1,878,000 higher than previously reported; and
•	Tax expense for fiscal 2005 is understated by $3,243,000 with the result that the Company recorded a net loss for fiscal 2005 of $262,000 rather than net income of $2,981,000 as was reported in the Company’s press release issued on October 10, 2005.
The restatements will be effected through the Company’s filing of its Annual Report on Form 10-K for fiscal 2005 (“2005 10-K Report”). As a result of the above restatements, management will report, in the 2005 10-K Report, a material deficiency in internal control over financial reporting relating to the Company’s tax accounting function and may report an additional deficiency relating to its financial close process for fiscal 2005.
The Company has filed a Form 12b-25 with the Securities and Exchange Commission indicating that the Company anticipates filing its 2005 10-K Report, which is due on November 14, 2005, on or before November 29, 2005 which would be within the 15-day extension period available under applicable rules.
The Audit Committee has discussed the above matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits – See Index to Exhibits
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: November 14, 2005	By:	/s/ Peter C. Wallace

President and Chief Executive Officer

INDEX TO EXHIBITS
(99) ADDITIONAL EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Robbins & Myers, Inc. on November 14, 2005.